QUEST RESOURCE HOLDING CORPORATION

To Challenge, Manage & Inform℠

Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2022 Financial Results

THE COLONY, TX – May 16, 2022 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest" or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•
Revenue was $71.5 million, a 103.8% increase compared with the first quarter of 2021.
•
Gross profit was $11.2 million, a 74.7% increase compared with the first quarter of 2021.
•
GAAP net loss per share attributable to common stockholders was ($0.11) per basic and diluted share, compared with net income of $0.06 per basic and diluted share during the first quarter of 2021.
•
Adjusted EBITDA was $3.7 million, a 42.2% increase compared with the first quarter of 2021.
•
Adjusted net income per diluted share was $0.06, compared with $0.07 per diluted share during the first quarter of 2021.

“We delivered another quarter of solid financial performance with strong growth in gross profit dollars coming from onboarding new customers, expansion with existing customers, as well as from acquisitions,” said S. Ray Hatch, President and Chief Executive Officer of the Company. “Our customer value proposition is resonating well, demand for cost-effective sustainability solutions is increasing, and our pipeline of prospects is robust and expanding. We have been busy integrating recent acquisitions and see several opportunities to cross-sell services, as well as opportunities to improve operational and financial performance of the acquired businesses by leveraging the capabilities of our platform. We are investing in talent acquisition as well as technology and process improvements to drive future growth and improve the efficiency and scalability of our platform. We expect continued momentum in 2022 and the next several years from both organic and acquisitive sources.”

First Quarter 2022 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, May 16, 2022, at 5:00 PM ET, to review the Company's financial results and business outlook. Investors interested in participating on the live call can dial 1-800-289-0438 within the U.S. or 1-323-794-2423 from abroad, referencing conference ID: 7088790. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA," and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest's performance. Quest's definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached tables "Reconciliation of Net Income (Loss) to Adjusted EBITDA." and “Adjusted Net Income Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation of continued momentum in 2022 and the next several years from both organic and acquisitive sources. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment and the potential effect of inflationary pressures and increased interest rates on our costs of doing business, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,
	2022	2021
	(Unaudited)
Revenue	$71,522	$35,102
Cost of revenue	60,274	28,662
Gross profit	11,248	6,440
Selling, general, and administrative	9,344	4,263
Depreciation and amortization	2,365	407
Total operating expenses	11,709	4,670
Operating income (loss)	(461)	1,770
Interest expense	(1,556)	(561)
Income (loss) before taxes	(2,017)	1,209
Income tax expense	167	62
Net income (loss)	$(2,184)	$1,147

Net income (loss) applicable to common stockholders	$(2,184)	$1,147
Net income (loss) per common share:
Basic	$(0.11)	$0.06
Diluted	$(0.11)	$0.06
Weighted average number of common shares outstanding:
Basic	19,245	18,505
Diluted	19,245	19,413

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$(2,184)	$1,147
Depreciation and amortization	2,437	476
Interest expense	1,556	561
Stock-based compensation expense	259	310
Acquisition, integration, and related costs	1,306	19
Other adjustments	196	53
Income tax expense	167	62
Adjusted EBITDA	$3,737	$2,628

ADJUSTED NET INCOME PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Reported net income (loss) (1)	$(2,184)	$1,147
Amortization of intangibles (2)	2,174	289
Acquisition, integration, and related costs (3)	1,306	19
Adjusted net income	$1,296	$1,455

Diluted earnings per share:
Reported net income (loss)	$(0.11)	$0.06
Adjusted net income	$0.07	$0.07

Weighted average number of common shares outstanding:
Diluted (4)	21,716	19,413

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution as adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,922	$8,428
Accounts receivable, less allowance for doubtful accounts of $1,054 and $841 as of March 31, 2022 and December 31, 2021, respectively	46,562	39,949
Prepaid expenses and other current assets	2,008	1,952
Total current assets	56,492	50,329

Goodwill	81,165	80,622
Intangible assets, net	39,717	39,119
Property and equipment, net, and other assets	5,395	5,596
Total assets	$182,769	$175,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$34,862	$30,196
Other current liabilities	7,046	6,195
Current portion of notes payable	1,644	1,329
Total current liabilities	43,552	37,720

Notes payable, net	65,716	62,409
Other long-term liabilities	1,798	1,909
Total liabilities	111,066	102,038

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,046 shares issued and outstanding as of March 31, 2022 and December 31, 2021	19	19
Additional paid-in capital	170,577	170,318
Accumulated deficit	(98,893)	(96,709)
Total stockholders’ equity	71,703	73,628
Total liabilities and stockholders’ equity	$182,769	$175,666

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